UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2012

LINN ENERGY, LLC
(Exact name of registrant as specified in its charters)

Delaware (State or other jurisdiction of incorporation or organization)	000-51719 (Commission File Number)	65-1177591 (IRS Employer Identification No.)

600 Travis, Suite 5100 Houston, Texas (Address of principal executive offices)	77002 (Zip Code)

Registrant's telephone number, including area code: (281) 840-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD
On June 25, 2012, Linn Energy, LLC (the “Company”) announced that it had signed a definitive purchase agreement to acquire properties in the Jonah Field, located in the Green River Basin of southwest Wyoming, from BP America Production Company for a contract price of $1.025 billion (the “Acquisition”), subject to closing conditions and a preferential right of purchase that encompassed substantially all of the properties to be acquired by the Company (the “Preferential Right”). On July 5, 2012, the Company was notified that the holder had waived the exercise of the Preferential Right. Closing of the Acquisition remains subject to closing conditions and there can be no assurance that all of the conditions to closing will be satisfied.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LINN ENERGY, LLC
Date: July 9, 2012	By:	/s/ CHARLENE A RIPLEY
Charlene A. Ripley
Senior Vice President and General Counsel